CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-66347 and File No. 333-20539) of Wild Oats Markets, Inc. of our report dated March 3, 2000 relating to the financial statements, which appears on page 38 of this Annual Report to Shareholders. We also consent to the incorporation by reference of our report dated March 3, 2000 relating to the financial statement schedules, which appears on page 45 of this Form 10-K.


PricewaterhouseCoopers LLP

Denver, Colorado
March 27, 2000